Workiva Inc. Announces Third Quarter 2025 Financial Results
•Increased Q3 2025 subscription & support revenue by 23% over Q3 2024
•Total revenue of $224 million in Q3 2025, representing 21% year-over-year growth
•GAAP operating margin was (1.5)%, non-GAAP operating margin was 12.7%
•Repurchased $10 million of Class A common stock under the 2024 share repurchase plan
•Customers with annual contract value over $500,000 grew 42% year-over-year

NEW YORK - November 5, 2025 – Workiva Inc. (NYSE:WK), a leading, AI-powered platform for transparency, accountability, and trust, today announced financial results for its third quarter ended September 30, 2025.
“Workiva delivered another solid quarter, driven by broad-based demand across our solution portfolio and unified platform,” said Julie Iskow, President & Chief Executive Officer. “We outperformed on both the top and bottom line, and we are raising the FY 2025 guide for both revenue and operating margin. This is the result of our disciplined commitment to productivity and driving measurable improvement to operating leverage in our business.”
“Strong execution across the business led to 23% growth in subscription revenue, compared to 19% growth in Q3 of last year,” said Jill Klindt, Chief Financial Officer. “At the same time, our focus on profitable growth has enabled us to raise our 2025 non-GAAP operating margin target by 400 basis points at the midpoint since the start of the year.”
Third Quarter 2025 Financial Results
•Revenue: Total revenue for the third quarter of 2025 reached $224 million, an increase of 21% from $186 million in the third quarter of 2024. Subscription and support revenue contributed $210 million, up 23% versus the third quarter of 2024. Professional services revenue was $15 million, flat from the third quarter of 2024.
•Gross Margin: GAAP gross margin was 79.3% versus 76.5% in the third quarter of 2024. Non-GAAP gross margin was 81.4% compared to 78.6% in the third quarter of 2024.
•Operating Margin: GAAP operating margin for the third quarter of 2025 was (1.5)% compared to (11.8)% in the prior year's third quarter. Non-GAAP operating margin was 12.7% compared to 4.1% in the third quarter of 2024.
•GAAP Net Income (Loss): GAAP net income for the third quarter of 2025 was $3 million compared with a net loss of $(17) million for the prior year's third quarter. GAAP net income per basic and diluted share was $0.05 compared with a net loss per basic and diluted share of $(0.31) in the third quarter of 2024.
•Non-GAAP Net Income: Non-GAAP net income for the third quarter of 2025 was $35 million compared with non-GAAP net income of $12 million in the prior year's third quarter. Non-GAAP net income per basic share and diluted share in the third quarter of 2025 was $0.62 and $0.55, respectively, compared with non-GAAP net income per basic share and diluted share of $0.22 and $0.21, respectively, in the third quarter of 2024.
•Liquidity: As of September 30, 2025, Workiva had cash, cash equivalents, and marketable securities totaling $857 million, compared with $816 million as of December 31, 2024. Workiva had $71 million aggregate principal amount of 1.125% convertible senior notes due in 2026, $702 million aggregate principal amount of 1.250% convertible senior notes due in 2028, and $14 million of finance lease obligations outstanding as of September 30, 2025.
Key Metrics and Recent Business Highlights
•Customers: Workiva had 6,541 customers as of September 30, 2025, a net increase of 304 customers from September 30, 2024.
•Retention Rate: As of September 30, 2025, Workiva's gross retention rate was 97%, and the net retention rate was 114%. Net retention includes changes in both solutions and pricing for existing customers.
•Large Contracts: As of September 30, 2025, Workiva had 2,372 customers with an annual contract value (“ACV”) of more than $100,000, up 23% from 1,926 customers at September 30, 2024. Workiva had 541 customers with an ACV of more than $300,000, up 41% from 383 customers in the third quarter of 2024. Workiva had 236 customers with an ACV of more than $500,000, up 42% from 166 customers in the third quarter of 2024.
•Share Repurchase Plan: On July 30, 2024, our board of directors authorized a share repurchase plan for up to $100 million of our outstanding Class A common stock. During the third quarter of 2025, Workiva purchased approximately 126,000 shares for $10 million under the plan. As of September 30, 2025, approximately $40 million remains available under the plan for future share repurchases.
Financial Outlook
As of November 5, 2025, Workiva is providing guidance as follows:
Fourth Quarter 2025 Guidance:
•Total revenue is expected to be in the range of $234 million to $236 million.
•GAAP operating margin is expected to be in the range of 0.0% to 0.8%.
•Non-GAAP operating margin is expected to be in the range of 16.7% to 17.5%.
•GAAP net income per diluted share is expected to be in the range of $0.05 to $0.08 using 57.5 million shares.
•Non-GAAP net income per diluted share is expected to be in the range of $0.67 to $0.70 using 63.6 million shares.
Full Year 2025 Guidance:
•Total revenue is expected to be in the range of $880 million to $882 million.
•GAAP operating margin is expected to be in the range of (5.7)% to (5.5)%.
•Non-GAAP operating margin is expected to be in the range of 9.2% to 9.4%.
•GAAP net loss per basic share is expected to be in the range of $(0.62) to $(0.59) using 56.4 million shares.
•Non-GAAP net income per diluted share is expected to be in the range of $1.65 to $1.68 using 58.3 million shares.
•Free cash flow margin is expected to be approximately 12.0%.

Departure of Chief Sales Officer
Workiva Executive Vice President and Chief Sales Officer, Michael Hawkins, will be stepping down from his position after 15 years with the Company and four years in the role. Hawkins will remain available to the company as a consultant until December 31, 2025, to ensure a smooth transition.
“Mike has been part of Workiva since our early days, helping shape the company we’ve become,” said Julie Iskow, President & Chief Executive Officer. “From his initial role as a Regional Sales Director to leading our global sales organization, Mike has been a key part of our evolution from a single-solution company in the U.S. to a trusted global platform serving thousands of customers. I want to thank Mike for his years of leadership, his dedication to our mission, and his many contributions to our success. His impact on our people, our customers, and our growth will be felt long after his departure.”
Workiva is also announcing today the appointment of Michael Pinto as Chief Revenue Officer, effective November 6, 2025. Pinto previously held sales leadership positions at Databricks, Amazon Web Services, Medidata, and SAP.
Quarterly Conference Call
Workiva will host a webcast today at 5:00 p.m. Eastern Time to review the Company’s financial results for the third quarter 2025, in addition to discussing the Company’s outlook for the fourth quarter and full year 2025. The call can be accessed by dialing 1-833-630-1956 (U.S. domestic) or 1-412-317-1837 (international). Additionally, a live webcast and replay will be available at https://investor.workiva.com/news-events/events.
About Workiva
Workiva Inc. (NYSE: WK) powers transparency, accountability, and trust. Finance, accounting, sustainability, risk and audit teams from more than 6,500 organizations, including over 85% of Fortune 1,000 companies rely on Workiva for their mission-critical work. We transform how customers connect data, unify processes, and empower teams in a secure, audit-ready, AI-powered collaborative platform. Learn more at workiva.com.
Non-GAAP Financial Measures
The non-GAAP adjustments referenced herein relate to the exclusion of stock-based compensation and amortization of acquisition-related intangible assets. A reconciliation of GAAP to non-GAAP historical financial measures has been provided in Table I at the end of this press release. A reconciliation of GAAP to non-GAAP guidance has been provided in Table II at the end of this press release.
Workiva believes that the use of non-GAAP gross profit and gross margin, non-GAAP income from operations, non-GAAP net income, non-GAAP net income per share, free cash flow and free cash flow margin is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Workiva’s management uses these non-GAAP financial measures as tools for financial and operational decision making and for evaluating Workiva’s own operating results over different periods of time.
Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by revenues. Non-GAAP gross profit is calculated by excluding stock-based compensation expense and amortization expense for acquisition-related intangible assets attributable to cost of revenues from gross profit. Non-GAAP income from operations is calculated by excluding stock-based compensation expense and amortization expense for acquisition-related intangible assets from loss from operations. Non-GAAP net income is calculated by excluding stock-based compensation expense, net of tax and amortization expense for acquisition-related intangible assets from net income (loss). Non-GAAP net income per share is calculated by dividing non-GAAP net income by the weighted- average shares outstanding as presented in the calculation of GAAP net income (loss) per share. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Workiva believes that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between its operating results from period to period. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus we do not believe they are reflective of ongoing operations.
Free cash flow, a non-GAAP measure, represents cash flow from operating activities less purchase of property and equipment. Free cash flow margin is calculated by dividing free cash flow by total revenue. We consider free cash flow and free cash flow margin to be liquidity measures that provide useful information to investors about the amount of cash generated or used by the business.
Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Workiva’s industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Workiva’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Workiva’s business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Workiva’s business.
Forward-Looking Statements
Certain statements in this press release are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company’s expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential," "outlook," "guidance," "target," "goal," "project," "continue to," "confident," or the negative of those terms or other comparable terminology.
Please see the Company’s documents filed or to be filed with the Securities and Exchange Commission, including the Company’s annual reports filed on Form 10-K and quarterly reports on Form 10-Q, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this report. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###
Investor Contact:		Media Contact:
Katie White		Bill Bode
Workiva Inc.		Workiva Inc.
investor@workiva.com		press@workiva.com

WORKIVA INC. CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share amounts)
	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
	(unaudited)
Revenue
Subscription and support	$209,560	$171,035	$593,295	$486,749
Professional services	14,606	14,586	52,338	52,042
Total revenue	224,166	185,621	645,633	538,791
Cost of revenue
Subscription and support (1)	33,824	30,621	103,163	86,493
Professional services (1)	12,554	13,050	41,100	39,873
Total cost of revenue	46,378	43,671	144,263	126,366
Gross profit	177,788	141,950	501,370	412,425
Operating expenses
Research and development (1)	51,403	48,425	160,026	142,328
Sales and marketing (1)	101,127	89,756	306,823	257,086
General and administrative (1)	28,663	25,551	84,822	76,225
Total operating expenses	181,193	163,732	551,671	475,639
Loss from operations	(3,405)	(21,782)	(50,301)	(63,214)
Interest income	8,442	9,298	25,533	30,089
Interest expense	(3,195)	(3,199)	(9,584)	(9,668)
Other income (expense), net	318	(350)	(651)	(309)
Income (loss) before provision for income taxes	2,160	(16,033)	(35,003)	(43,102)
(Benefit) provision for income taxes	(626)	959	2,982	3,125
Net income (loss)	$2,786	$(16,992)	$(37,985)	$(46,227)
Net income (loss) per common share:
Basic	$0.05	$(0.31)	$(0.68)	$(0.84)
Diluted	$0.05	$(0.31)	$(0.68)	$(0.84)
Weighted-average common shares outstanding
Basic	56,347,994	55,581,841	56,224,079	55,226,254
Diluted	58,184,796	55,581,841	56,224,079	55,226,254

(1) Includes stock-based compensation expense as follows:

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
	(unaudited)
Cost of revenue
Subscription and support	$2,635	$2,164	$7,579	$5,708
Professional services	1,102	858	3,204	2,348
Operating expenses
Research and development	6,592	5,681	19,198	15,474
Sales and marketing	9,855	9,942	29,496	26,470
General and administrative	10,062	8,825	27,124	25,879

WORKIVA INC. CONSOLIDATED BALANCE SHEETS (in thousands)
	September 30, 2025	December 31, 2024
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$315,914	$301,835
Marketable securities	540,877	514,585
Accounts receivable, net	144,433	148,433
Deferred costs	55,282	50,914
Other receivables	10,140	10,276
Prepaid expenses and other	25,622	22,199
Total current assets	1,092,268	1,048,242
Property and equipment, net	20,338	21,825
Operating lease right-of-use assets	10,323	11,786
Deferred costs, non-current	51,816	54,858
Goodwill	205,955	196,844
Intangible assets, net	23,533	27,389
Other assets	7,078	7,525
Total assets	$1,411,311	$1,368,469
Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$11,010	$7,747
Accrued expenses and other current liabilities	120,159	126,508
Deferred revenue	489,694	457,608
Convertible senior notes, current	71,004	—
Finance lease obligations	586	562
Total current liabilities	692,453	592,425
Convertible senior notes, non-current	695,719	764,891
Deferred revenue, non-current	38,822	29,681
Other long-term liabilities	284	227
Operating lease liabilities, non-current	7,915	9,441
Finance lease obligations, non-current	13,045	13,488
Total liabilities	1,448,238	1,410,153
Stockholders’ deficit
Common stock	56	56
Additional paid-in-capital	701,895	672,363
Accumulated deficit	(745,668)	(707,683)
Accumulated other comprehensive income (loss)	6,790	(6,420)
Total stockholders’ deficit	(36,927)	(41,684)
Total liabilities and stockholders’ deficit	$1,411,311	$1,368,469

WORKIVA INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
	(unaudited)
Cash flows from operating activities
Net income (loss)	$2,786	$(16,992)	$(37,985)	$(46,227)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	2,687	3,006	8,529	8,092
Stock-based compensation expense	30,246	27,470	86,601	75,879
Provision for (recovery of) doubtful accounts	59	57	(286)	(46)
Accretion of premiums and discounts on marketable securities, net	(1,119)	(2,638)	(4,204)	(9,543)
Amortization of debt discount and issuance costs	611	609	1,832	1,826
Deferred income tax	2	(1)	(75)	(292)
Changes in assets and liabilities:
Accounts receivable	(23,250)	(15,187)	6,882	(11,507)
Deferred costs	(2,717)	(4,946)	1,364	(15,140)
Operating lease right-of-use assets	1,430	1,210	4,136	3,808
Other receivables	(714)	(1,745)	221	2,796
Prepaid expenses and other	(459)	344	(2,921)	2,764
Other assets	(47)	464	691	(1,191)
Accounts payable	69	4,788	2,965	7,630
Deferred revenue	35,855	26,606	32,841	22,159
Operating lease liabilities	(973)	(878)	(2,891)	(2,831)
Accrued expenses and other liabilities	1,689	(3,261)	(8,592)	5,559
Net cash provided by operating activities	46,155	18,906	89,108	43,736
Cash flows from investing activities
Purchase of property and equipment	(91)	(243)	(1,849)	(554)
Purchase of marketable securities	(107,321)	(158,522)	(313,271)	(310,075)
Maturities of marketable securities	97,350	108,993	291,702	345,733
Sale of marketable securities	—	—	—	4,609
Acquisitions, net of cash acquired	—	187	—	(98,093)
Purchase of intangible assets	(45)	(44)	(105)	(116)
Net cash used in investing activities	(10,107)	(49,629)	(23,523)	(58,496)

WORKIVA INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
	(unaudited)
Cash flows from financing activities
Proceeds from option exercises	440	3,273	2,874	3,865
Taxes paid related to net share settlements of stock-based compensation awards	(29)	(1,173)	(13,520)	(11,424)
Proceeds from shares issued in connection with employee stock purchase plan	6,163	6,709	13,698	13,822
Repurchases of Class A common stock	(10,001)	—	(60,121)	—
Principal payments on finance lease obligations	(141)	(134)	(418)	(395)
Net cash (used in) provided by financing activities	(3,568)	8,675	(57,487)	5,868
Effect of foreign exchange rates on cash	(819)	2,390	6,178	925
Net increase (decrease) in cash, cash equivalents, and restricted cash	31,661	(19,658)	14,276	(7,967)
Cash, cash equivalents, and restricted cash at beginning of period	284,965	268,412	302,350	256,721
Cash, cash equivalents, and restricted cash at end of period	$316,626	$248,754	$316,626	$248,754

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
	(unaudited)
Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents at end of period	$315,914	$248,239	$315,914	$248,239
Restricted cash included within prepaid expenses and other at end of period	712	515	712	515
Total cash, cash equivalents, and restricted cash at end of period shown in the consolidated statements of cash flows	$316,626	$248,754	$316,626	$248,754

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)
	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Gross profit, subscription and support	$175,736	$140,414	$490,132	$400,256
Add back: Stock-based compensation	2,635	2,164	7,579	5,708
Add back: Amortization of acquisition-related intangibles	952	1,007	2,801	1,007
Gross profit, subscription and support, non-GAAP	$179,323	$143,585	$500,512	$406,971

Gross profit, professional services	$2,052	$1,536	$11,238	$12,169
Add back: Stock-based compensation	1,102	858	3,204	2,348
Gross profit, professional services, non-GAAP	$3,154	$2,394	$14,442	$14,517

Gross profit	$177,788	$141,950	$501,370	$412,425
Add back: Stock-based compensation	3,737	3,022	10,783	8,056
Add back: Amortization of acquisition-related intangibles	952	1,007	2,801	1,007
Gross profit, non-GAAP	$182,477	$145,979	$514,954	$421,488

Cost of revenue, subscription and support	$33,824	$30,621	$103,163	$86,493
Less: Stock-based compensation	2,635	2,164	7,579	5,708
Less: Amortization of acquisition-related intangibles	952	1,007	2,801	1,007
Cost of revenue, subscription and support, non-GAAP	$30,237	$27,450	$92,783	$79,778

Cost of revenue, professional services	$12,554	$13,050	$41,100	$39,873
Less: Stock-based compensation	1,102	858	3,204	2,348
Cost of revenue, professional services, non-GAAP	$11,452	$12,192	$37,896	$37,525

Research and development	$51,403	$48,425	$160,026	$142,328
Less: Stock-based compensation	6,592	5,681	19,198	15,474
Less: Amortization of acquisition-related intangibles	220	414	1,210	2,267
Research and development, non-GAAP	$44,591	$42,330	$139,618	$124,587

Sales and marketing	$101,127	$89,756	$306,823	$257,086
Less: Stock-based compensation	9,855	9,942	29,496	26,470
Less: Amortization of acquisition-related intangibles	491	467	1,416	1,292
Sales and marketing, non-GAAP	$90,781	$79,347	$275,911	$229,324

General and administrative	$28,663	$25,551	$84,822	$76,225
Less: Stock-based compensation	10,062	8,825	27,124	25,879
General and administrative, non-GAAP	$18,601	$16,726	$57,698	$50,346

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)
	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Loss from operations	$(3,405)	$(21,782)	$(50,301)	$(63,214)
Add back: Stock-based compensation	30,246	27,470	86,601	75,879
Add back: Amortization of acquisition-related intangibles	1,663	1,889	5,427	4,566
Income from operations, non-GAAP	$28,504	$7,577	$41,727	$17,231
GAAP operating margin	(1.5)%	(11.8)%	(7.8)%	(11.7)%
Non-GAAP operating margin	12.7%	4.1%	6.5%	3.2%

Net income (loss)	$2,786	$(16,992)	$(37,985)	$(46,227)
Add back: Stock-based compensation	30,246	27,470	86,601	75,879
Add back: Amortization of acquisition-related intangibles	1,663	1,889	5,427	4,566
Net income, non-GAAP	$34,695	$12,367	$54,043	$34,218

Net income (loss) per basic share	$0.05	$(0.31)	$(0.68)	$(0.84)
Add back: Stock-based compensation	0.54	0.50	1.54	1.38
Add back: Amortization of acquisition-related intangibles	0.03	0.03	0.10	0.08
Net income per basic share, non-GAAP	$0.62	$0.22	$0.96	$0.62
Net income (loss) per diluted share	$0.05	$(0.31)	$(0.68)	$(0.84)
Net income per diluted share, non-GAAP	$0.55	$0.21	$0.93	$0.60

Weighted-average common shares outstanding - diluted	58,184,796	55,581,841	56,224,079	55,226,254
Weighted-average common shares outstanding - diluted, non-GAAP	63,428,035	57,557,373	58,150,559	57,361,707

Net cash provided by operating activities	$46,155	18,906	89,108	43,736
Purchase of property and equipment	(91)	(243)	(1,849)	(554)
Free cash flow	$46,064	$18,663	$87,259	$43,182
Free cash flow margin	20.5%	10.1%	13.5%	8.0%

TABLE II WORKIVA INC. RECONCILIATION OF NON-GAAP GUIDANCE
	Three months ending December 31, 2025			Year ending December 31, 2025

GAAP operating margin	0.0%	-	0.8%	(5.7)%	-	(5.5)%
Add back: Stock-based compensation	16.0%	-	16.0%	14.1%	-	14.1%
Add back: Amortization of acquisition-related intangibles	0.7%	-	0.7%	0.8%	-	0.8%
Non-GAAP operating margin	16.7%	-	17.5%	9.2%	-	9.4%

Net income (loss) per basic share, GAAP range	$0.05	-	$0.08	$(0.62)	-	$(0.59)
Net income (loss) per diluted share, GAAP range	0.05	-	0.08	(0.62)	-	(0.59)
Add back: Stock-based compensation	0.66	-	0.66	2.21	-	2.21
Add back: Amortization of acquisition-related intangibles	0.03	-	0.03	0.12	-	0.12
Effect of potentially dilutive securities	(0.07)	-	(0.07)	(0.06)	-	(0.06)
Net income per diluted share, non-GAAP range	$0.67	-	$0.70	$1.65	-	$1.68

Weighted-average common shares used in calculating GAAP earnings per share, basic	56,700,000		56,700,000	56,400,000		56,400,000
Weighted-average common shares used in calculating GAAP earnings per share, diluted	57,500,000		57,500,000	56,400,000		56,400,000
Weighted-average common shares used in calculating non-GAAP earnings per share, diluted	63,600,000		63,600,000	58,300,000		58,300,000